FineTech JUNE 12, 2014 Exhibit 99.3 Welcome to FineTech Pharmaceutical

FineTech
JUNE 12, 2014
• Manufactures high value, low volume specialty APIs and provides organic synthesis capabilities for OPKO's drug development projects
• Operates in a 35,000 sq. ft. sate of the art, FDA approved facility with top of the line equipment
• Employs a highly motivated, experienced and creative team of 40 employees, mostly with Ph.D. or M.Sc. degrees
• Customers include leading generic pharmaceutical companies in the
USA, Canada, Europe, Israel and South America
• Cost-efficient business with rapidly growing sales and very high margins

FineTech JUNE 12, 2014 What is the SECRET of this exceptionally high profitability? QUESTION:

FineTech
JUNE 12, 2014
• Facility/Equipment
• Science/Technology
• Ability to Create Intellectual Property
• Regulatory Affairs
• Effective Management of a Creative Team
• Commercial Acumen in choosing the right product at the right time
ANSWER:
PERFECT QUALITY MIX

FineTech
JUNE 12, 2014
This PERFECT QUALITY MIX enables a customer to
be the first generic company to launch a specialty
product with complex chemistry or patent
challenges.  In such cases companies are prepared
to pay substantial premiums and commit to long-
term agreements.

FineTech JUNE 12, 2014 Cabergoline Latanoprost Nabilone Travoprost Bimatoprost

Supporting OPKO's Drug Development Program

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FineTech
JUNE 12, 2014
SR-3306 –  treatment of  Parkinson disease
C-34 – anti-tumor and immune-stimulating activity
Disaccharides – treatment of asthma
Different derivatives of vitamin D and CYP -24
inhibitors

FineTech JUNE 12, 2014

FineTech JUNE 12, 2014

FineTech JUNE 12, 2014

FineTech JUNE 12, 2014